UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 28, 2006

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FLORIDA	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

A.	Stock Options Granted to Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”)

On July 28, 2006, the Compensation Committee of the Board of Directors of the Registrant (the “Committee”) granted an option to the Registrant’s CEO to purchase 120,000 shares of the Registrant’s Noncumulative Convertible Preferred Stock, Series B at an exercise price of $44.88 per share. The Committee also granted an option to the Registrant’s COO to purchase 60,000 shares of the Registrant’s Class A Common Stock at an exercise price of $30.00 per share. Both options vest over a five-year period and expire eight years from the date of grant. The Registrant has customarily granted stock options, in its discretion, as annual incentive compensation to various officers and employees, including the CEO and COO. The July 28, 2006 stock option grants to the CEO and COO move up the annual stock option grants to the CEO and COO and take into account the execution of the amended and restated employment agreements described below.

B.	Approval of CEO Third Amended and Restated Employment Agreement

On July 28, 2006, the CEO’s employment agreements with the Registrant and BankUnited, FSB (the “Bank”) were amended and restated pursuant to Committee approval.

The Third Amended and Restated Employment Agreement between the Registrant and the CEO (the “CEO Agreement”) replaces the Second Amended and Restated Agreement between the Registrant and the CEO dated April 1, 2002 (the “Prior CEO Agreement”). The CEO Agreement has a five-year term, which is automatically extended by one additional day each day unless either party elects not to extend the Agreement. Under the CEO Agreement, the CEO also serves as Chairman of the Board and will receive an annual salary of $475,000 and also may earn additional quarterly cash compensation, if pre-established, short-term performance goals set by the Committee for the Registrant’s short-term performance are met. If the goals for a particular quarter are met, the Committee may award cash compensation ranging from $250,000 to $325,000 for that quarter. The CEO’s compensation is subject to increase by the Committee.

The Third Amended and Restated Employment Agreement between the Bank and the CEO (the “Bank/CEO Agreement”) replaces the Second Amended and Restated Agreement dated April 1, 2002 between the Bank and the CEO (the “Prior Bank/CEO Agreement”). The Bank/CEO Agreement has a three-year term, but may be extended by the Committee. As with the Prior Bank/CEO Agreement, payments or benefits due to the CEO by the Bank under the Bank/CEO Agreement will be guaranteed by the Registrant in the event that such payments or benefits are not paid by the Bank. To the extent that payments due to the CEO by the Registrant under the CEO Agreement are duplicative of payments due to the CEO by the Bank under the Bank/CEO Agreement, payments due under the CEO Agreement would be offset by amounts actually paid by the Bank under the Bank/CEO Agreement.

Among other things, the new agreement makes the following changes to the terms of the Prior CEO Agreement:

i.        modifies the form, calculation, and amount of the termination amounts and benefits that may become payable to the CEO in the event of the termination of his employment, to: (a) reduce from five to three the multiple representing the number of years for which the termination payments will include a lump sum payment for salary, bonus and cash value of restricted stock grants; provided, however, that such lump sum payment may not be less than a floor amount based on salary and bonus amounts over the five-year period ending with the 2006 fiscal year; (b) delete, as not applicable, a provision for payment of the aggregate benefits to the CEO under defined benefit pension plans; (c) delete a provision for payment of a dollar amount equal to the highest aggregate cash or stock bonus and long-term or short-term cash or stock incentive compensation plan payments paid to the CEO during any one year of the five years preceding the event triggering the termination payment; (d) delete a provision for an additional cash payment equal to the value of any restricted stock for which a performance-based vesting requirement has not been met; and (e) permit the Registrant or the Bank (pursuant to their respective agreements with the CEO) to condition termination payments in situations other than a change in control upon the CEO’s execution of a 12 month covenant not to compete;

ii.        expands the definition of discharge of the CEO for cause to include willful and material breach of the Registrant’s Code of Conduct or Insider Trading Policy, in the forms attached to the CEO Agreement and Bank/CEO Agreement, if the Board determines that the breach is so material in nature as to cause an extraordinary disruption adverse to the Company, and no waiver or exception of the breach is granted;

iii.        requires that a change in control be consummated rather than merely approved by stockholders (as was the case under the previous agreement), to constitute a change in control that triggers payment to the CEO;

iv.        limits to 36 months, the period during which the CEO may leave and receive a termination payment following a change in control;

v.        increases the distance by which the CEO’s office must be relocated in order to trigger an involuntary resignation following a change in control of the Company;

vi.        clarifies that the 18-month period during which a change in control must occur following the CEO’s termination due to death or disability in order for change in control payments to be triggered, is automatically extended as to such time as all regulatory and shareholder approvals are obtained; and

vii.        adds provisions obligating the CEO to duties of confidentiality and non-disparagement.

C.	Approval of COO Amended and Restated Employment Agreement

On July 28, 2006, the COO’s employment agreements with the Registrant and the Bank were amended and restated pursuant to Committee approval.

The Amended and Restated Employment Agreement between the Registrant and the COO (the “COO Agreement”) replaces the agreement between the Registrant and the COO dated August 21, 2002 (the “Prior COO Agreement”). The COO Agreement establishes a new term of employment commencing on July 28, 2006 and expiring on September 30, 2011, and increases the COO’s salary to $650,000 from $550,000. The COO Agreement also provides that the Committee shall grant the COO, on August 21, 2006, restricted stock units or restricted stock having a value of $375,000 on the date of grant, and a vesting period of five years from the date of grant. These grants were provided for under the Prior COO Agreement, but were to be made in two annual installments in 2006 and 2007.

The Amended and Restated Employment Agreement between the Bank and the COO (the “Bank/COO Agreement”) replaces Agreement dated August 21, 2002 between the Bank and the COO (the “Prior Bank/COO Agreement”). The Bank/COO Agreement has a one-year term, subject to renewal by the Board of Directors, from year-to-year for up to four additional years, unless the COO resigns prior to that time or is sooner terminated. As with the Prior Bank/COO Agreement, payments or benefits due to the COO by the Bank under the Bank/COO Agreement will be guaranteed by the Registrant in the event that such payments or benefits are not paid by the Bank. To the extent that payments due to the COO by the Registrant under the COO Agreement are duplicative of payments due to the COO by the Bank under the Bank/COO Agreement, payments due under the COO Agreement would be offset by amounts actually paid by the Bank under the Bank/COO Agreement.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: August 3, 2006.	By:	/s/ Bernardo M. Argudin
Bernardo M. Argudin
Executive Vice President and Chief Accounting Officer